EXHIBIT 5.1


                         July 21, 2000



Brinker International, Inc.
6820 LBJ Freeway
Dallas, Texas 75240

     Re: Registration of 375,000 shares of Common Stock, par value $.10 per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Brinker International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 375,000 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") to be offered pursuant to Brinker International, Inc. 401(k) Savings Plan As Restated Effective January 1, 1999 and Brinker International, Inc. Savings Plan II, as amended (the "Plans").

      Based  on  our  examination  of  such  documents  and   the
investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

    Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with the Plans, and (iv) that no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable or granted under the Plans will upon issuance be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 375,000 shares of Common Stock of the Company covered by the Plans. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ LOCKE LIDDELL & SAPP LLP


                              By: /s/ Kent Jamison
                                  Kent Jamison